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                                                                    EXHIBIT 99.3

                               OFFER TO EXCHANGE

                         7 3/8% SERIES B NOTES DUE 2003
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 3/8% NOTES DUE 2003

                         7 3/4% SERIES B NOTES DUE 2006
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 3/4% NOTES DUE 2006

                         7 7/8% SERIES B NOTES DUE 2009
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 7/8% NOTES DUE 2009

                                       OF
                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

To Our Clients:

    Enclosed is a Prospectus, dated       , 1999, of R.J. Reynolds Tobacco
Holdings, Inc., a Delaware corporation (the "Company") and R.J. Reynolds Tobacco Company, a New Jersey corporation, and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 7 3/8% Series B Notes due 2003 for a like principal amount of its issued and outstanding 7 3/8% Notes due 2003, its 7 3/4% Series B Notes due 2006 for a like principal amount of its issued and outstanding 7 3/4% Notes due 2006 and its 7 7/8% Series B Notes due 2009 for a like principal amount of its issued and outstanding 7 7/8% Notes due 2009, pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Exchange Offer. The Series B Notes are hereinafter referred to as the "New Notes" and the issued and outstanding Notes referred to above are hereinafter referred to as the "Old Notes."

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 1999, UNLESS EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

    We are the holder of record and/or participant in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

    Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of
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market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,